Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is entered into as of October 18, 2023 by and between

(1)
Acasti Pharma Inc., a corporation organized and existing under the laws of Québec, Canada, with its principal place of business located at 2572 boul. Daniel-Johnson, 2nd Floor, Laval, Québec, Canada H7T 2R3 (“Acasti”), and
(2)
Aker BioMarine Antarctic AS, a corporation organized and existing under the laws of the Kingdom of Norway, with its principal place of business located at Oksenøyveien 10, 1366 Lysaker (“AKBM”).

Collectively, Acasti and AKBM may be referred to as the “Parties”.

WHEREAS, on the 25th of October 2019, the Parties entered into a Supply Agreement for the sale and purchase of 40 metric tons of RKO (the “Supply Agreement”; all capitalized terms not defined herein shall have the meaning set forth in the Supply Agreement), and;

WHEREAS, after having taken delivery of 4 metric tons of RKO and paid AKBM USD 500,000, a dispute arose between the Parties as to whether Acasti was obligated to take delivery of the remaining RKO, and;

WHEREAS, since then there have been discussions and negotiations between the Parties, and;

WHEREAS, the Parties desire to amicably settle and resolve all outstanding claims and disputes arising under the Supply Agreement without the need for litigation.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Acasti and AKBM agree as follows:

1.
Settlement Amount
1.1.
The Parties agree that the outstanding amount under the Supply Agreement and thus the total settlement amount is USD 2,600,000 (the “Settlement Amount”), and furthermore, the Parties agree that the transfer of cash or assets with a value equaling the Settlement Amount shall be considered as full and final settlement of all outstanding claims and disputes arising under the Supply Agreement.
2.
Payment and Transfer of Assets
2.1.
In satisfaction of the Settlement Amount in accordance with this Settlement Agreement, Acasti shall and hereby does, effective as of the Effective Date (as defined below), assign and transfer its entire ownership of all assets set forth in the appendices attached hereto and described below related to Acasti’s work with developing and commercializing the pharmaceutical drug candidate CaPre® to AKBM (collectively, the “CaPre® Assets”), which CaPre® Assets shall include:
2.1.1.
Inventory of RKO; AKBM shall keep ownership of all RKO, including the 4 metric tons

Exhibit 10.1

already delivered to Acasti. Acasti shall arrange transportation of the volumes of RKO already received to AKBM’s facilities in Houston, Texas, and cover the cost of such transport.
2.1.2.
Production equipment; AKBM shall acquire all production equipment related to the production of CaPre® (the “Production Equipment”) as set out in the Production Equipment inventory list attached to this Settlement Agreement as Appendix 1. Acasti shall arrange professional disassembly, packing and transportation of the Production Equipment including any related and available documentation such as operating manuals to AKBM’s facilities in Houston, Texas, and cover the cost of such disassembly, packing and transport.
2.1.3.
CaPre® Data; AKBM shall acquire and take ownership over all data from all research, clinical and pre-clinical trials and studies, manufacture, handling, use, storage, commercialization or otherwise related to the conduct of the business conducted by or behalf of Acasti in respect of CaPre® or otherwise, as set forth in Appendix 2.
2.1.4.
CaPre® IP; AKBM shall acquire and take ownership over all right, title, and interest in and to all intellectual property rights (registered and unregistered) related to CaPre® and owned by Acasti, including, specifically, the patents, trademarks, and other intellectual property specified in Appendix 3 hereto (collectively, the “CaPre® IP”), in each case to the extent Acasti owns all such right, title, and interest. Acasti shall instruct it’s intellectual property agent to execute transfer of ownership of the CaPre® IP and cover the cost of such instruction and transfer.
2.2.
The transfer of ownership of the CaPre® Assets shall occur at 9:00 a.m. (New York City Time) on October 19, 2023 (the “Effective Date”). Upon the Effective Date, AKBM shall assume ownership of the CaPre® Assets free and clear of any liens, encumbrances, or claims by third parties. The delivery of the CaPre® Assets from Acasti to AKBM shall take place as soon as reasonably possible after the Effective Date, and the Parties shall hold good faith discussions regarding all practicalities that may arise in connection with the transfer of the CaPre® Assets.
3.
Release and Waiver
3.1.
Upon transfer of the CaPre® Assets as set forth herein, and in consideration thereof, AKBM, together with and on behalf of all divisions, affiliates, parent corporations, sister corporations, subsidiary corporations, transferees, assignees, predecessors, and successors of AKBM, and all officers, directors, shareholders, employees, agents, representatives, administrators, executors, and insurers of each of the foregoing, hereby releases and discharges Acasti, together with all divisions, affiliates, parent corporations, sister corporations, subsidiary corporations, transferees, assignees, predecessors, and successors of Acasti, and all officers, directors, shareholders, employees, agents, representatives, administrators, executors, and insurers of each of the foregoing, from any and all claims, liabilities, demands, actions, suits, debts, damages, attorneys’ fees and costs, losses, claims for payment of unpaid fees, requests for indemnity, remedies of any kind, causes of action, and all other manner of liability whatsoever, in law or in equity, whether arising on, prior to, or after the Effective Date, arising out of or related in any way to the Supply Agreement or any CaPre® IP, whether known or unknown, disclosed or undisclosed, asserted or unasserted, under or pursuant to any agreement, statute, or regulation, common law, or equity. AKBM acknowledges that rights to the CaPre® Assets are being provided on an “as is” basis, and Acasti hereby disclaims all representations and warranties with respect thereto, whether express, implied, or statutory, including any representations with respect to performance or sufficiency.

Exhibit 10.1

4.
Governing Law
4.1.
This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. Any disputes arising under or relating to this Settlement Agreement shall be solved pursuant to the agreed dispute resolution mechanisms set out in the Supply Agreement.
5.
Entire Agreement
5.1.
This Settlement Agreement contains the entire understanding between the Parties and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, with respect to the subject matter hereof.
6.
Assignment
6.1.
Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Party, however so that AKBM as part of its ongoing segment restructuring shall be allowed to assign this Settlement Agreement to Aker BioMarine Human Ingredients AS (under incorporation) if and when deemed necessary by AKBM in its sole discretion. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
7.
Modification
7.1.
This Settlement Agreement may only be modified in writing and signed by both Parties.
8.
Counterparts
8.1.
This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

***

Exhibit 10.1

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the date first above written.

For Acasti Pharma Inc.: /s/ Prashant Kohli Name: Prashant Kohli Title: Chief Executive Officer	For Aker BioMarine Antarctic AS: /s/ Matts Johansen Name: Matts Johansen Title: Chief Executive Officer

Exhibit 10.1

Appendix 1: Production Equipment Inventory List

Exhibit 10.1

Appendix 2: List of CaPre® Data

Exhibit 10.1

Appendix 3: List of CaPre® IP